EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-268638) and Forms S-8 (Nos. 333-258525 and 333-257897), of Duos Technologies Group, Inc. of our report dated March 31, 2023 related to the consolidated financial statements as of and for the years ended December 31, 2022 and 2021 which appears in the Form 10-K for the year ended December 31, 2022.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 31, 2023